SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2005
(date of earliest event reported)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
as Depositor under a
Pooling and Servicing Agreement
dated as of January 1, 2005
providing for the issuance of

Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates
Series 2005-1

Delaware	333-120916	30-0183252

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

383 MADISON AVENUE
NEW YORK, NEW YORK 10179
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(212) 272-2000

Item 8.01. Other Events.

Filing of Collateral Materials

        In connection with the proposed offering of the Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates Series 2005-1 (the “Certificates”), Bear, Stearns & Co. Inc., as underwriter (the “Underwriter”), has furnished certain collateral information (the “Collateral Materials”) to potential investors with respect to the mortgage loans (the “Mortgage Loans”) underlying the proposed offering of the Certificates. The Collateral Materials are listed as Exhibit 99.1 hereto and are filed herewith.

        The information in the Collateral Materials is preliminary and will be superseded by the description of the Mortgage Loans contained in the Prospectus Supplement of Structured Asset Mortgage Investments II Inc. relating to the Certificates (the “Prospectus Supplement”) and by any other information subsequently filed with the Securities and Exchange Commission. The Collateral Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement.

        In addition, the actual characteristics of the Mortgage Loans underlying the Certificates may differ from the information provided in the Collateral Materials, which were provided to certain investors only to give a sense of the underlying collateral which will effect the maturity, interest rate sensitivity and cash flow characteristics of the Certificates. Any difference between the collateral information in the Collateral Materials and the actual characteristics of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

99.1 Collateral Materials

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2005

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Registrant)

By: /s/ Baron Silverstein
Name:
Title:
(Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Collateral Materials.